Amalgamated Financial Corp. elects Darrell Jackson as newest Board member NEW YORK, Aug. 05, 2021 (GLOBE NEWSWIRE) -- Amalgamated Financial Corp. (Nasdaq: AMAL) (“Amalgamated” or the “Company”), today announced that it has elected Darrell Jackson as its newest member to the Board of Directors. Mr. Jackson has an extensive background driving strategic growth and operational initiatives for financial service providers focused on Fortune 500 enterprises, privately held companies, corporate executives, professionals, wealthy individuals, and families throughout the U.S. In his 30+ years of experience in the financial sector, he has held leadership positions such as President, CEO and Board Director with consistent success in creating innovative business strategies. Lynne Fox, Board Chair, commented, “On behalf of the board, we are thrilled to welcome Darrell as a valuable member of our team. We firmly believe that his demonstrated expertise and leadership across the financial sector, business acumen, and successful strategies for growth despite challenging economic circumstances will be an incredible asset for our bank. We look forward to the vision, professionalism, and innovation Darrell will surely bring to the table.” Mr. Jackson added, “I am honored and excited to be joining the Amalgamated Board of Directors. Amalgamated has demonstrated the financial value and full potential of mission-led banking, and I’m looking forward to expanding on new business opportunities and strengthening the bank’s growing assets together with this impressive team of financial leaders." Brief Biography for Darrell Jackson Mr. Jackson is the President and CEO of The Efficace Group, Inc., an executive coaching business. Since April 2020, Mr. Jackson has served as one of three outside directors for Gray-Bowen-Scott, a professional consulting firm specializing in the delivery of transportation projects in the Greater Bay Area of California. Since March, 2018, Mr. Jackson has also lead an executive group as Peer Advisory Board Best Practice Chair for Vistage Worldwide, Inc., a CEO coaching and peer advisory organization. From November 2016 until July 2018, Mr. Jackson served as one of four outside directors for Delaware Place Bank and its holding company, and as Chair of the board’s Executive Loan Committee. Prior to this, Mr. Jackson held the position of President, CEO, and Board Director of Seaway Bank and Trust Company from 2014 to 2015. Previously, he held various management positions at Northern Trust Corporation from 1995 to 2014, concluding his tenure there with the position of Executive Vice President and Co-President of Wealth Management Illinois. Over the past 12 years, Mr. Jackson has also served as Chairman of the Board, Chairman of the Audit, Finance, Governance, Executive Loan committees and Management Development and Compensation committee for several high-profile non-profit organizations. Mr. Jackson earned a Bachelor of Arts in Communications from St. Xavier University (formerly St. Xavier College) and holds a Master of Business Administration from the Kellogg Graduate School of Management at Northwestern University. About Amalgamated Financial Corp. Amalgamated Financial Corp. is a Delaware public benefit corporation and a bank holding company engaged in commercial banking and financial services through its wholly-owned subsidiary, Amalgamated Bank. Amalgamated Bank is a New York-based full-service commercial bank and a chartered trust company with a combined network of six branches in New York City, Washington D.C., San Francisco, and Boston. Amalgamated Bank was formed in 1923 as Amalgamated Bank of New York by the Amalgamated Clothing Workers of America, one of the country's oldest labor unions. Amalgamated Bank provides commercial banking and trust services nationally and offers a full range of products and services to both commercial and retail customers. Amalgamated Bank is a proud member of the Global Alliance for Banking on Values and is a certified B Corporation®. As of June 30, 2021, our total assets were $6.6 billion, total net loans were $3.1 billion, and total deposits were $5.9 billion. Additionally, as of June 30, 2021, our trust business held $39.2 billion in assets under custody and $16.6 billion in assets under management. Cautionary Note Regarding Forward-Looking Statements This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by words and phrases such as “expects,” “believes,” “future,” “may,” “likely,” “will,” “opportunity,” “continue,” “seek,” or other statements that indicate future periods. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements: unexpected challenges related to our executive officer transitions; the strength of the United States economy in general and the strength of the local economies in which we conduct our operations may be different than expected, including, but not limited to, due to the negative impacts and disruptions resulting from the novel coronavirus, or COVID-19, on the economies and communities we serve, which may have an adverse impact on our business, operations and performance, and could have a negative impact on our credit portfolio, share price, borrowers, and on the economy as a whole, both domestically and globally; and the rate of delinquencies and amounts of charge-offs, the level of our allowance for loan losses, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses. Additional risks and uncertainties are contained in the “Risk Factors” and forward-looking statements disclosure in our most recent Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Media Contacts: Cara Joftis cara@jacobsonstrategic.com Jacobson Strategic Communications 215-680-1699 Investor Contact:

  Jamie Lillis Solebury Trout shareholderrelations@amalgamatedbank.com 800-895-4172